EXHIBIT 24.1

POWER OF ATTORNEY

The person whose signature appears below hereby constitutes and appoints Michael A. Latham his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post effective amendments) to this registration statement and any other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date
/s/ LEE KRANEFUSS Lee Kranefuss	Director, Chief Executive Officer, President	January 23, 2007